As filed with the Securities and Exchange Commission on December 14, 2012

Commission File No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0231984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 W. Commercial Blvd. Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Bradley I. Meier

President and Chief Executive Officer

1110 W. Commercial Blvd.

Fort Lauderdale, Florida 33309

Telephone: (954) 958-1200

Facsimile: (954) 958-1202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Alissa A. Parisi, Esq.

Robert K. Smith, Esq.

K&L Gates LLP

1601 K Street, NW

Washington, DC 20006

Telephone: (202) 778-9000

Facsimile: (202) 778-9100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Primary Offering:
Common Stock, par value $0.01 per share (4)
Preferred Stock, par value $0.01 per share (4)
Debt Securities (4)
Warrants (5)
Rights (6)
Depositary Shares (4)(7)
Units (8)
Total Primary Offering			$100,000,000	$13,640
Secondary Offering:
Common Stock	7,000,000 shares	$4.42	$30,940,000	$4,221
Total Registration Fee				$17,861

(1)	With regard to the securities included in the primary offering made hereby, the amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. An indeterminate aggregate initial offering price or number of shares of common stock, shares of preferred stock, debt securities, warrants, rights, depositary shares and units of Universal Insurance Holdings, Inc. (the “Company”) is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or as units with other securities registered hereunder.

With regard to the securities included in the secondary offering made hereby, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.

(2)	With regard to the securities included in the primary offering made hereby, the proposed maximum offering price per security will be determined from time to time by the Company in connection with the issuance of the securities registered by this registration statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

With regard to the securities included in the secondary offering made hereby, the offering price is based on the average of the high and low prices of the Company’s common stock on the NYSE MKT on December 12, 2012 and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(3)	With regard to the securities included in the primary offering made hereby, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)	Includes an indeterminate number of shares of common stock, shares of preferred stock and depositary shares, and principal amount of debt securities, as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or rights, as the case may be.

(5)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants, depositary share warrants, debt security warrants or unit warrants.

(6)	The rights covered by this registration statement may represent rights to purchase common stock, preferred stock, warrants, debt securities, depositary shares or units.

(7)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(8)	Consisting of some or all of the securities listed above, in any combination.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2012

PROSPECTUS

UNIVERSAL INSURANCE HOLDINGS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Depositary Shares

Units

7,000,000 Shares of Common Stock

Offered by Selling Stockholder

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or depositary shares, or units consisting of any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, up to an aggregate amount of $100,000,000, referred to as “shelf securities.”

In addition, the selling stockholder set forth in this prospectus under the heading “Selling Stockholder” beginning on page 5 may offer, from time to time and in one or more offerings, up to an aggregate of 7,000,000 shares of our common stock, referred to as “resale shares,” in amounts, at prices and on terms determined solely by the selling stockholder.

We and the selling stockholder may offer the securities directly to investors, through agents designated from time to time by the selling stockholder or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in a prospectus supplement. For more detailed information, see “Plan of Distribution” on page 31.

Each time we or, if required, the selling stockholder offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of resale shares covered by this prospectus, but we will receive proceeds from the sale of shelf securities. We are bearing all of the expenses in connection with this offering, but all selling and other expenses incurred by the selling stockholder, including commissions and discounts, if any, attributable to the sale or disposition of resale shares, will be borne by the selling stockholder.

Our common stock is traded on the NYSE MKT (formerly NYSE Amex) under the symbol “UVE.” As of December 13, 2012, the closing sale price of our common stock as reported on the NYSE MKT was $4.35 per share.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012

We are responsible for the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with any other information, and take no responsibility for any other information that others may give you. Neither we nor the selling stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of its respective date or dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, we or the selling stockholder may, from time to time, sell any of the securities described in this prospectus in one or more offerings. We are not currently offering, and we currently do not have any specific plans to offer, any shelf securities pursuant to this shelf registration statement.

Each time we or, if required, the selling stockholder offer any securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities offered by us or the selling stockholder, as applicable. The prospectus supplement may also add information to, or update or change information contained in, this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, will contain all material information relating to such offering. You should carefully read this prospectus together with any prospectus supplement and the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, Universal Insurance Holdings, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference in this prospectus, as well as any prospectus supplement that accompanies it, includes or may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, including, among others, statements regarding our future financial results or position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding our intentions, beliefs, expectations or predictions for the future, as well as the assumptions on which such statements are based, and are generally denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “foresee,” “objective,” “predict,” “potential,” “ongoing,” “seeks,” “could,” “should” and similar expressions. Such forward-looking statements are subject to risks, uncertainties and assumptions, including those described under “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as well as any risks, uncertainties and assumptions reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by each of these cautionary statements.

This following is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. You should read this entire prospectus carefully, including the “Risk Factors” sections beginning on page 3 of this prospectus and in our periodic reports filed with the SEC, and our financial statements and the notes to our financial statements incorporated by reference in this prospectus, before making an investment decision.

THE COMPANY

We are a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Through our wholly-owned subsidiaries, including Universal Property & Casualty Insurance Company and American Platinum Property and Casualty Insurance Company, we are principally engaged in the property and casualty insurance business offered primarily through a network of independent agents.

Our underwriting criteria includes, but is not limited to, the use of specific policy forms, coverage amounts on buildings and contents and required compliance with local building codes. Also, to improve underwriting and manage risk, we utilize standard industry modeling techniques for hurricane and windstorm exposure. Our primary product is homeowners’ insurance currently offered in seven states, including Florida, which represented 96% of the 574 thousand policies-in-force as of September 30, 2012, and 98% of the 593 thousand policies-in-force as of December 31, 2011. Approximately 98% of our policies-in-force as of September 30, 2012 and December 31, 2011 included wind coverage. With respect to geographic distribution of business within Florida as of September 30, 2012, and December 31, 2011, 29% and 32%, respectively, of the policies-in-force are in Miami-Dade, Broward and Palm Beach Counties. Risk from catastrophic losses is managed through the use of reinsurance agreements. We generate revenues primarily from the collection of premiums and the investment of funds in excess of those retained for claims-paying obligations and insurance operations. Other significant sources of revenue include commissions collected from reinsurers and policy fees.

Our investment strategy is intended to support our overall business strategy and supplement income derived from our insurance underwriting activities. Thus, our operating results are significantly dependent upon the results of our investment portfolio.

We were incorporated under the laws of the State of Delaware on November 13, 1990 as Universal Heights, Inc. We changed our name to Universal Insurance Holdings, Inc. on January 12, 2001.

Our principal executive offices are located at 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 958-1200.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the shelf securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things, working capital, capital expenditures and/or other investments.

We will not receive any of the proceeds from the sale of resale shares offered by the selling stockholder. We are registering these shares for sale to provide the selling stockholder with freely tradable securities, but the registration of the shares does not necessarily mean that any of them will actually be offered or sold.

RATIO OF EARNINGS TO FIXED CHARGES AND OF COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

Our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends to earnings are shown in the table below. For purposes of calculating these ratios, earnings consist of income before taxes plus fixed charges. Fixed charges means interest expense. Preferred dividends include pre-tax amounts required to pay dividends in respect of our Series A Preferred Stock and Series M Convertible Preferred Stock.

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	133.09x	40.39x	73.25x	58.85x	42.72x	59.68x
Ratio of combined fixed charges and preferred stock dividends to earnings	0.01x	0.03x	0.01x	0.02x	0.02x	0.02x

SELLING STOCKHOLDER

The resale shares to which this prospectus relates are being registered for offer and sale by Bradley I. Meier, the Company’s President and Chief Executive Officer, referred to in this prospectus as the selling stockholder. The following table sets forth certain information regarding the shares of our common stock beneficially owned by the selling stockholder as of December 10, 2012 and is based on 40,871,028 shares of our common stock outstanding on December 10, 2012.

	Shares of Common Stock Beneficially Owned Before Offering(1)	Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After Offering(1)(2)
Name			Number	Percentage
Bradley I. Meier	12,813,171	7,000,000	5,813,171	13.7%

(1)	The number and percentage of shares held is calculated on the basis of the number of outstanding shares of common stock held, plus common stock of which the selling stockholder has the right to acquire beneficial ownership within 60 days.

(2)	For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock summarizes certain terms and provisions of our common stock and preferred stock, par value $0.01 per share, to which any prospectus supplement may relate. This section also summarizes certain provisions of Delaware law. The following description of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our amended and restated certificate of incorporation, as amended (our “charter”), and our amended and restated bylaws (our “bylaws”), copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 55,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of December 10, 2012, we had 40,871,028 outstanding shares and 41 holders of record of our common stock, excluding 1,017,545 shares held in treasury. As of such date, we also had 19,950 outstanding shares and 2 holders of record of our Series A Preferred Stock and 87,740 outstanding shares and 4 holders of record of our Series M Convertible Preferred Stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of our common stock do not have any preemptive rights or cumulative voting rights. Delaware law requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon to authorize certain extraordinary actions, such as mergers, consolidations, dissolutions of the Company or an amendment to our charter. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon a liquidation, our creditors and any holders of preferred stock (including holders of our Series A Preferred Stock and Series M Convertible Preferred Stock) with preferential liquidation rights will be paid before any distribution to holders of our common stock. The holders of our common stock would be entitled to receive a pro rata amount per share of any excess distribution. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock. Our board of directors may fix the designation, privileges, preferences and rights and the qualifications, limitations and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of the series, without any further vote or action by the stockholders. The terms of any preferred stock issued by us could decrease the amount of earnings and assets available for distribution to holders of common stock, may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

In October 1994, we issued 49,950 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible by the holder thereof at any time into 2.5 shares of our common stock. The Series A Preferred Stock pays a cumulative quarterly dividend of $0.25 per share, which is payable in cash or shares of our common stock, at our option. Dividends on our common stock may not be declared or paid while any cumulative quarterly dividends on our Series A Preferred Stock are in arrears. Each share of Series A Preferred Stock is entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors.

In August 1997, we issued 88,690 shares of Series M Convertible Preferred Stock. Each share of Series M Convertible Preferred Stock is convertible by the holder thereof at any time into 5.0 shares of common stock. The

Series M Convertible Preferred Stock pays a cumulative annual cash dividend of $0.20 per share. To the extent there are accrued and unpaid dividends on our Series M Convertible Preferred Stock, we are required to issue shares of Series M Convertible Preferred Stock to the holders thereof with a liquidation preference equal to such accrued and unpaid dividends. Each share of Series M Convertible Preferred Stock is entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. In addition, the holders of Series M Convertible Preferred Stock, voting separately as a series, are entitled to elect two directors, to approve any merger, dissolution or sale of the Company, and to approve any new series of preferred stock of the Company with superior rights.

Certain Charter, ByLaw and Statutory Provisions

The provisions of our charter and bylaws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt of the Company.

Directors’ Liability; Indemnification of Directors and Officers

Our charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under federal securities laws. In addition, our charter and bylaws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

We have also entered into indemnification agreements with our directors and certain of our executive officers pursuant to which we have agreed, subject to certain exceptions and limitations provided therein, to indemnify and hold harmless such individuals, to the fullest extent permitted by law, against any and all liabilities and expenses in connection with any proceeding to which such individual was, is or becomes a party arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. We have customary insurance policies providing for indemnification of our non-executive directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the president, the secretary or a majority of the members of our board of directors, upon the written request of a majority of shares entitled to vote at such meeting. Stockholders are not permitted to call a special meeting of stockholders or to require that the president, the secretary or the board of directors call such a special meeting.

Amendment of our Charter and By-Laws

Our board of directors is permitted to alter our bylaws without obtaining stockholder approval, and the stockholders are not permitted to alter our bylaws by stockholder vote.

Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a business combination with (i) a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder, (ii) an affiliate of an interested stockholder, or (iii) an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

Listing

Our common stock is listed on the NYSE MKT under the symbol “UVE.”

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, is the transfer agent and registrar for our stock. Its telephone number is (212) 509-4000.

DESCRIPTION OF THE DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series; the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of, any covenant or Event of Default;

•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•

the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any listing of the debt securities on any securities exchange;

•	whether such debt securities of the series will be guaranteed, if so, the names of the guarantors of the debt securities of the series and a description of the guarantees; and

•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

•

exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

(2)	default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)	default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(5)	default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours;

(7)	default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt of us) for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

(8)	failure by us to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(9)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (6) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (6) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (6) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (6) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•

such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

•

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

•

reduces the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

•	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

•	changes any place where or the currency in which debt securities are payable;

•

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;

•	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

•

reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

•

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

•	to add any additional Events of Default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

•

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

•	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

•

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

•

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B)	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations.

•

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;

•

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

“Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

DESCRIPTION OF THE WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units, respectively referred to as common stock warrants, preferred stock warrants, depositary share warrants, debt security warrants and unit warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price;

•

the number of shares of common stock, shares of preferred stock, depositary shares or units, or principal amount of debt securities, purchasable upon exercise of each of such warrants and the price at which such number of shares of common stock, shares of preferred stock, depositary shares or units, or principal amount of debt securities, may be purchased upon such exercise;

•

in the case of preferred stock warrants or depositary share warrants, the designation, aggregate number, and terms of the class or series of preferred stock or related depositary shares purchasable upon exercise of such warrants;

•	in the case of debt security warrants, the currency in which the principal amount of debt securities may be purchased upon such exercise;

•	the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and any related securities will be transferable separately;

•	the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company. In addition, holders of future debt security warrants, if any, will not be entitled by virtue of being such holders, to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF THE RIGHTS

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock, shares of our preferred stock, depositary shares, debt securities or units, to purchase debt securities, to purchase depositary shares or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•

aggregate number of shares of preferred stock, shares of common stock, warrants, depositary shares or units, or principal amount of debt securities, purchasable upon exercise of such stockholder rights;

•

in the case of stockholder rights for preferred stock, preferred stock warrants, depositary shares or depositary share warrants, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•

in the case of stockholder rights for debt securities or debt security warrants, the principal amount of debt securities purchasable upon exercise of such stockholder rights or warrants and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	federal income tax considerations; and

•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of the Company, except to the extent described in the related prospectus supplement. In addition, holders of stockholder rights to purchase debt security warrants will not be entitled by virtue of being such holders, to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, except to the extent described in the related prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, depositary shares or any combination of those securities. The applicable prospectus supplement will describe the terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or the selling stockholder may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or, subject to the Company’s policy on insider trading, the selling stockholder, may enter into option, share lending or other types of transactions that require us or the selling stockholder, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or, subject to the Company’s policy on insider trading, the selling stockholder, may also enter into hedging transactions with respect to the shelf securities or resale shares, as applicable. For example, we or the selling stockholder, may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the selling stockholder, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or, subject to the Company’s policy on insider trading, the selling stockholder, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder, as applicable, or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in shelf securities or resale shares, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholder’s obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or, if required, the selling stockholder sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we and/or the selling stockholder, as applicable, will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities; and

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholder in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholder might not sell any resale shares under this prospectus. In addition, any resale shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholder or through agents designated by us or the selling stockholder, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling stockholder, as applicable, to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or the selling stockholder, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholder, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or the selling stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or the selling stockholder, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or the selling stockholder for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or the selling stockholder for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net offering proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the pricing of the resale shares. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by K&L Gates LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and financial statement schedule of Universal Insurance Holdings, Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference in this prospectus in reliance upon the reports of Blackman Kallick, LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Blackman Kallick, LLP subsequently merged into Plante & Moran, PLLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation and location of the Public Reference Room. Our filings are also available to the public at the website maintained by the SEC at http://www.sec.gov and at our website at http://www.uvestock.com.

All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION BY REFERENCE

The following documents, which we previously filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act, are incorporated by reference into this prospectus:

(a) our Annual Report on Form 10-K for the year ended December 31, 2011;

(b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

(c) our Current Report on Form 8-K filed on June 7, June 14, June 22, July 5, August 29 and November 15, 2012; and

(d) the terms of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January 11, 2007, including any amendment or report filed for the purpose of updating such description.

Except as indicated otherwise, all documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the information we send to you). You may obtain a copy of any or all of the documents that have been incorporated by reference herein by writing to us at Universal Insurance Holdings, Inc., Attention: George R. De Heer, 1110 West Commercial Blvd, Fort Lauderdale, Florida 33309, or telephoning (954) 958-1200.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

SEC registration fee	$17,861
NYSE MKT supplemental listing fees	*
Printing and duplicating expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees and expenses	*
Miscellaneous expenses	*
Total

*	Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision. The Company’s charter provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the charter does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII of the Company’s charter provides that the Company will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith, if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision. The Company also has directors’ and officers’ liability insurance.

The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. Pursuant to each indemnification agreement, and subject to the exceptions and limitations provided therein, the Company has agreed to indemnify and hold harmless such director or executive officer to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries.

The Company has been advised that, in the opinion of the SEC, insofar as a provision in our charter may be invoked for indemnification of liabilities arising under the Securities Act, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Company’s Amended and Restated Certificate of Incorporation, as amended(1)

3.2	Company’s Amended and Restated Bylaws(2)

3.3	Certificate of Designation for Series A Preferred Stock dated October 11, 1994(3)

3.4	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997(4)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998(3)

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000(3)

3.7	Certificate of Amendment of Certificate of Designations of the Series A Preferred Stock dated October 29, 2001(3)

3.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005(5)

3.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007(5)

4.1	Form of Common Stock Certificate(1)

4.2	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

4.6*	Form of Deposit Agreement

4.7*	Form of Depositary Receipt

5.1	Opinion of K&L Gates LLP

12.1	Statements re: Computation of Ratios

23.1	Consent of independent registered public accounting firm, Plante & Moran, PLLC

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

25.1**	Statement of Eligibility on Form T-1

*	To be filed by amendment or incorporated by reference in connection with the offerings of the securities.

**	To be filed as a 305B2 filing in connection with an offering of debt securities.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 26, 2012.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 11, 2007.

(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on April 9, 2003.

(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended April 30, 1997 filed with the SEC on August 13, 1997, as amended.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-163564) filed with the SEC on December 8, 2009.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that, in the event that securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the registrant will supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment or supplemental prospectus will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on December 14, 2012.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Bradley I. Meier
Bradley I. Meier President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Bradley I. Meier and George R. De Heer, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Bradley I. Meier Bradley I. Meier	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2012

/s/ George R. De Heer George R. De Heer	Chief Financial Officer (Principal Accounting Officer)	December 14, 2012

/s/ Norman M. Meier Norman M. Meier	Director	December 14, 2012

/s/ Ozzie A. Schindler Ozzie A. Schindler	Director	December 14, 2012

/s/ Reed J. Slogoff Reed J. Slogoff	Director	December 14, 2012

/s/ Joel M. Wilentz Joel M. Wilentz	Director	December 14, 2012

/s/ Michael A. Pietrangelo Michael A. Pietrangelo	Director	December 14, 2012

/s/ Sean P. Downes Sean P. Downes	Director	December 14, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Company’s Amended and Restated Certificate of Incorporation, as amended(1)

3.2	Company’s Amended and Restated Bylaws(2)

3.3	Certificate of Designation for Series A Preferred Stock dated October 11, 1994(3)

3.4	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997(4)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998(3)

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000(3)

3.7	Certificate of Amendment of Certificate of Designations of the Series A Preferred Stock dated October 29, 2001(3)

3.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005(5)

3.9	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007(5)

4.1	Form of Common Stock Certificate(1)

4.2	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

4.6*	Form of Deposit Agreement

4.7*	Form of Depositary Receipt

5.1	Opinion of K&L Gates LLP

12.1	Statements re: Computation of Ratios

23.1	Consent of independent registered public accounting firm, Plante & Moran, PLLC

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

25.1**	Statement of Eligibility on Form T-1

*	To be filed by amendment or incorporated by reference in connection with the offerings of the securities.

**	To be filed as a 305B2 filing in connection with an offering of debt securities.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 26, 2012.

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 11, 2007.

(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the SEC on April 9, 2003.

(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended April 30, 1997 filed with the SEC on August 13, 1997, as amended.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-163564) filed with the SEC on December 8, 2009.